Exhibit 99.2

Exyn Announces Closing of its Initial Public Offering

PHILADELPHIA, PA—May 18, 2026—Exyn Technologies, Inc. (“Exyn” or the “Company”) (NASDAQ: EXYN, EXYNW), a leader in autonomous mapping and perception-driven navigation for complex, GPS-denied environments, today announced the closing of its initial public offering (the “Offering”) of 2,500,000 units, with each unit consisting of one share of its common stock (the “Common Stock”) and one warrant to purchase one share of its common stock (the “Warrants”) at a public offering price of $7.75 per unit.

The shares of Common Stock and Warrants began trading on the Nasdaq Capital Market on May 15, 2026, under the ticker symbols “EXYN” and “EXYNW,” respectively.

The aggregate gross proceeds from the Offering, before deducting underwriting discounts and commissions and other offering expenses payable by Exyn, were approximately $19.4 million. The Company intends to use the net proceeds from the Offering for growth capital, working capital, repayment of certain indebtedness, and general corporate purposes.

Lucid Capital Markets acted as the sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-294453) relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on May 14, 2026. The Offering was made only by means of a prospectus. The final prospectus related to the Offering was filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus related to the Offering may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Exyn Technologies

Exyn Technologies, Inc. (NASDAQ: EXYN, EXYNW) is a leader in autonomous mapping and perception-driven navigation for complex, GPS-denied environments. Powered by ExynAI, the Company’s autonomy engine, Exyn enables high-accuracy 3D data capture across handheld, backpack, vehicle-mounted, aerial, and robotic deployments. Exyn serves customers across mining, construction, geospatial, infrastructure, industrial, and mission-critical environments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the proposed Offering of the Company, the realization of any potential advantages, benefits and the impact of, and opportunities created by, the Offering, and the ability of the Company to utilize the proceeds of the Offering in the manner intended, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. The forward-looking statements are based on certain assumptions which could change materially in the future. You should not place undue reliance on these forward-looking statements.

The Company does not undertake to update any forward-looking statement or forward-looking information, except in accordance with applicable securities laws.

Media Contact

Vanessa Varian

Exyn

vvarian@exyn.com

Investor Contact

Crescendo Communications, LLC

exyn@crescendo-ir.com

(212) 671-1020